UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2018 (December 12, 2018)

MARIZYME, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27237	82-5464863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2950 E. Harmony Rd., Suite 255, Fort Collins, CO 80528	80528
(Address of principal executive offices)	(Zip Code)

(925) 400-3123
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company   [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[   ]

ITEM 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director and Officer

On December 12, 2018, Juan Francisco Gutierrez resigned as a member of the board of directors of Marizyme, Inc. (the “Company”). Mr. Gutierrez’s resignation was not in connection with any known disagreement with the Company on any matter.

On the same date, Marco Nicolaides resigned as the Company’s Treasurer.

Appointment of Directors

On December 12, 2018, the board of directors of the Company increased the size of the board from two to three members and appointed James Sapirstein and Terry Brostowin to the board to fill the vacancies created by Mr. Gutierrez’s resignation and such increase. Mr. Sapirstein was also appointed as Executive Chairman.

James Sapirstein, age 57, is a highly-regarded pharmaceutical industry executive with more than 35 years of success in building companies and leading the commercial launch of nearly two dozen prescription drugs in the fields of CNS, infectious disease, and cancer. He has worked at major pharmaceutical companies including Bristol-Myers Squibb, Hoffmann-LaRoche and Eli Lilly, and has led commercial teams for successful biotech companies such as Gilead Sciences and Serono Laboratories. In recent years, Mr. Sapirstein has been the founding CEO of the following early-stage biotech companies - Tobira Therapeutics (NASDAQ:TBRA) from 2006 to 2011, Alliqua Therapeutics (NASDAQ:ALQA) from 2012 to 2014, and most recently, Contravir Pharmaceuticals (NASDAQ:CTRV), from 2014 to 2018, where he defined and executed corporate strategy, raised significant capital, advanced drug development programs, and built shareholder value.

Terry Brostowin, age 59, is an accomplished attorney admitted to the Federal Court in both the Eastern and Southern districts of New York. He has extensive expertise in contracts, and commercial litigation. Mr. Brostowin has advised the New York City Mayor’s office on judicial appointments and was a compliance specialist ensuring agencies followed court ordered activities and ensured the financial integrity of the Financial Systems Division accounting and budgetary systems. Mr. Brostowin has been affiliated with the law firm Brostowin & Associates, PC, since 2009. From 2002 to 2009, Mr. Brostowin was affiliated with the law firm Conway & Brostowin, LLC.

The newly appointed directors were appointed until their successors are duly elected and qualified. There are no arrangements or understandings between the newly appointed directors and any other persons pursuant to which they were selected as directors. There are no family relationships among the newly appointed directors and our directors or officers. There has been no transaction, nor is there any currently proposed transaction, between any newly appointed director and the Company that would require disclosure under Item 404(a) of Regulation S-K.

ITEM 8.01.Other Events

On December 14, 2018, the Company issued a press release announcing the board of directors changes. The press release is attached hereto as Exhibit 99.1 and is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, or the Exchange Act, except as expressly set forth by specific reference in any such filings.

ITEM 9.01.Financial Statement and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
99.1	Press Release of the Registrant dated December 14, 2018 relating to the Appointment of New Members of the Board of Directors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Marizyme, Inc. has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2018	MARIZYME, INC.

	By:	/s/ Michael K. Handley
Michael K. Handley
Chief Executive Officer